Exhibit 99.1

Good Works Acquisition Corp. and Cipher Mining Technologies Inc. Announce Registration Statement in Connection with their Proposed Business Combination has been Declared Effective and the Special Meeting Date to Vote for Proposed Business Combination is Set for August 25, 2021

Special Meeting of Good Works Shareholders to Approve Business Combination to be Held on August 25, 2021 at 10:00 a.m., Eastern Time

Upon Closing, Cipher Mining’s Common Stock is Expected to be Listed on Nasdaq under "CIFR"

Good Works Recommends Shareholders Vote “FOR” ALL Proposals at the Special Meeting

NEW YORK, August 3, 2021 /PRNewswire/ -- Good Works Acquisition Corp. (“Good Works”) (NASDAQ: GWAC), a U.S. publicly-traded special purpose acquisition company, and Cipher Mining Technologies Inc. (“Cipher Mining”), a U.S.-based Bitcoin mining company, today announced that the U.S. Securities and Exchange Commission (“SEC”) has declared effective the registration statement on Form S-4 of Good Works (File No. 333- 256115) (as amended, the “Registration Statement”), which includes a definitive proxy statement/prospectus in connection with Good Works’ special meeting of shareholders (the “Special Meeting”) to consider the previously announced proposed business combination between Good Works and Cipher Mining (the “Business Combination”).

Good Works will hold the Special Meeting at 10:00 a.m., Eastern Time, on August 25, 2021, via a virtual meeting at the following address: https://www.cstproxy.com/goodworksacquisition/sm2021. The purpose of voting is to approve the Business Combination and related matters. Good Works also has commenced mailing the proxy statement/prospectus to its shareholders of record as of the close of business on July 27, 2021, the record date for the Special Meeting. The Good Works’ Board of Directors unanimously recommends that shareholders vote “FOR” the Business Combination as well as the other proposals set forth in the proxy statement.

“We are thrilled to have reached this important milestone on our path to becoming a publicly-traded company,” said Tyler Page, Cipher Mining's Chief Executive Officer. “We deeply appreciate the ongoing support from our investors, as well as their recognition of our strategies to unlock the potential of the dynamic Bitcoin mining market. We look forward to successfully completing the proposed business combination with Good Works and to pursuing the exciting opportunities in front of us.”

Good Works’ Co-Chairman, Doug Wurth, commented, “The Good Works team is very proud to have reached this significant step and to see the continuous progress made by Cipher Mining. We are delighted to be working alongside them throughout this process as they seek to establish Cipher Mining as the leading Bitcoin miner in the United States.”

The Business Combination is expected to close promptly following the Special Meeting, subject to shareholder approval at the Special Meeting and other customary closing conditions. Upon closing, Cipher Mining’s common stock and warrants are expected to be listed on Nasdaq under the ticker symbols “CIFR” and “CIFRW”, respectively.

About Cipher Mining

Cipher Mining will be established as an industrial-scale Bitcoin mining company dedicated to expanding and strengthening the Bitcoin network's critical infrastructure. Its goal is to be the leading Bitcoin mining company in the United States. Cipher Mining aims to leverage best-in-class technology, market-leading power purchase arrangements, and a seasoned, dedicated senior management team to become the market leader in Bitcoin mining.

About Good Works

Good Works is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Good Works name reflects the fact that its management and directors donated half of their founder shares to charitable organizations in light of the impact that COVID-19 has had on the ability of non-profits to generate contributions and revenues. The Company's management team consists of Messrs. Fred Zeidman, CEO and Co-Chairman, Douglas Wurth, Co-Chairman, and Cary Grossman, President. I-B Good Works, LLC, an affiliate of I-Bankers Securities is the sponsor of Good Works. Good Works is a publicly-traded special purpose acquisition company, or SPAC, with approximately $170 million in trust. Management of Good Works has deep experience in private equity investing, corporate finance and executive level management in a number of industries. In addition, they have experience in Bitcoin mining through involvement in a Power Hosting Company and have extensive experience in SPAC mergers and board governance of public and private companies.

Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between Good Works Acquisition Corp. (“Good Works”) and Cipher Mining Technologies Inc. (“Cipher”), including statements regarding the benefits of the proposed business combination, the anticipated timing of the proposed business combination, the services offered by Cipher and the markets in which Cipher operates, business strategies, debt levels, industry environment, potential growth opportunities, the effects of regulations and Good Works’ or Cipher’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of Good Works’ securities; (ii) the risk that the proposed business combination may not be completed by Good Works’ business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Good Works; (iii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by the stockholders of Good Works, the satisfaction of the minimum trust account amount following redemptions by Good Works’ public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the effect of the announcement or pendency of the proposed business combination on Cipher’s business relationships, performance, and business generally; (v) risks that the proposed business combination disrupts current plans of Cipher and potential difficulties in Cipher employee retention as a result of the proposed business combination; (vi) the outcome of any legal proceedings that may be instituted against Good Works or Cipher related to the agreement and plan of merger or the proposed business combination; (vii) the ability to maintain the listing of Good Works’ securities on the NASDAQ; (viii) the price of Good Works’ securities, including volatility resulting from changes in the competitive and highly regulated industries in which Cipher plans to operate, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business and changes in the combined capital structure; and (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in Good Works final proxy statement/information statement/prospectus contained in the Form S-4 registration statement described below, including those under “Risk Factors” therein, Quarterly Reports on Form 10-Q and other documents filed by Good Works from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Good Works and Cipher assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Good Works nor Cipher gives any assurance that either Good Works or Cipher will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed business combination between Good Works and Cipher, the registration statement on Form S-4 has been declared effective by the SEC, which includes the related proxy statement and prospectus of Good Works with respect to Good Works’ special meeting of stockholders. Good Works’ shareholders and other interested persons are advised to read the registration statement and the related proxy statement/prospectus and any documents filed in connection therewith, as these materials will contain important information about Cipher, Good Works, and the proposed business combination. The definitive proxy statement and related materials are being mailed to Good Works’ shareholders who were holders of record as of July 27, 2021.

Investors and security holders may obtain free copies of the proxy statement/information statement/prospectus and all other relevant documents filed with the SEC by Good Works through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Good Works may be obtained free of charge by directing a request to Good Works Acquisition Corp., 4265 San Felipe, Suite 603, Houston, TX 77027, attention: Cary Grossman, or by contacting Morrow Sodali LLC, 470 West Avenue, Stamford CT 06902 Good Works’ proxy solicitor, for help, toll-free at +1 (800) 662-5200 (banks and brokers can at +1 (203) 658-9400.

Participants in Solicitation

Good Works and Cipher and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Good Works’ stockholders in connection with the proposed business combination. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the proxy statement/information statement/prospectus regarding the proposed business combination. You may obtain a free copy of these documents as described in the preceding paragraph.

Contacts:

Cipher Mining Investor Relations Contact:

Mark Roberts

Blueshirt Capital Advisors

investors@ciphermining.com

Cipher Mining Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

908-907-7703

CipherMining@DLPR.com

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